                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is made and entered into this 7th day of March 2000, by and between Aladdin Gaming, LLC ("Company"), Aladdin Gaming Holdings, LLC ("Gaming Holdings") and Thomas A. Lettero ("Executive").

         WHEREAS, the Company considers it important and in its best interest and the best interest of its owners to foster the employment of key management personnel and desires to retain the services of Executive on the terms and subject to the conditions of this Agreement;

         WHEREAS, the Executive desires to accept employment with the Company to render services to the Company on the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

1.       EMPLOYMENT.

         a. The Company hereby employs Executive as Senior Vice President and Chief Financial Officer of Gaming Holdings and the Company and Executive shall serve as a member on the Company's Executive Committee. Executive hereby accepts such employment and positions for the compensation and subject to the terms and conditions in this Agreement.

         b. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall only be effective upon the earlier of: (i) the lawful termination of Mr. Lettero's current employment agreement and any and all obligations therein; or (ii) the date upon which Mr. Lettero's current employer waives in writing the notification and termination provisions of his current employment agreement ("Effective Date").

2. TERM. The term of the Executive's employment under this Agreement ("Term") shall commence on the Effective Date ("Commencement Date") and shall continue for three (3) years unless earlier terminated as provided in this Agreement. (The date of any termination of this Agreement as provided herein is the "Termination Date.")

3. DUTIES AND RESPONSIBILITIES. During the Term, Executive will serve as Senior Vice President and Chief Financial Officer of Gaming Holdings and the Company and Executive shall serve as a member on the Company's Executive Committee. Executive will have such authority, responsibilities and duties as are customarily associated with this position. At all times Executive shall faithfully and to the best of his abilities perform his duties and responsibilities hereunder to the reasonable satisfaction of the Board of Directors. In addition, Executive shall devote his full time, efforts and attention to the business and affairs of the Company, use his best efforts to further the interest of the Company and at all times conduct himself in a manner which reflects credit upon the Company.

4.   COMPENSATION.

     a. SALARY. For his services hereunder, the Company shall pay Executive a base salary of Three Hundred Thousand Dollars ($300,000) ("Base Salary") for each consecutive 12-month period during the Term beginning with the Commencement Date subject, however, to Section 4(b)(ii). (Each such consecutive 12 month period is an "Employment Year"). Executive's Base Salary will be prorated for any partial Employment Year. On each year after the Commencement Date, the Board of Directors will consider an increase in the Base Salary based upon criteria determined by the Board of Directors and applicable to other members of the executive management group. Any such increases, however, shall be in the sole discretion of the Board of Directors. There shall be no reduction in Base Salary during the Term. The Base Salary shall be payable in equal periodic installments subject to customary deductions for social security, other taxes and amounts customarily withheld from salaries of employees of the Company, all in accordance with the Company's usual and customary payroll practices.

     b.  SIGNING BONUS.

         (i) Subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 4(b)(ii) below, the Company shall pay to the Executive, on the Commencement Date, a signing bonus ("Signing Bonus") in the amount of $300,000.

         (ii)     In the event that this Agreement is terminated pursuant
                  Section 5(c) or (d) below, the Executive shall pay to the Company (a) in the event that the Termination Date with respect such termination occurs prior to the second anniversary of the Commencement Date, an amount equal to the net after-tax amount of the Signing Bonus received by the Executive and (b) in the event that the Termination Date with respect such termination occurs after the second anniversary of the Commencement Date, an amount equal to the product of
                  (x) the net after-tax amount of the Signing Bonus received by the Executive times (y) a fraction (1) the numerator of which shall be the remainder of (A) 365 minus (B) the number of days elapsed from the second anniversary of the Commencement Date to the date of such termination and (2) the denominator of which shall be 365; provided, that during the third Employment Year only, the Base Salary shall be reduced by the amount of the Signing Bonus. In the event that this Agreement is terminated other than pursuant to Section 5(c) or (d) below, the Executive shall be entitled to retain the full amount of the Signing Bonus.

     c. ANNUAL BONUS. From and after the date the Company opens and begins operating the Aladdin Resort & Casino ("Operational Date"). Executive is eligible to receive from the Company an annual cash bonus, provided Executive is employed by the Company on the date the Board of Directors grants the bonus. The Board of Directors will determine such criteria and standards in a bonus plan, which will be competitive with industry standards and applicable to other members of the executive management group. Executive's bonus will be prorated accordingly if the Aladdin Resort & Casino is only open and operating during a portion of the bonus year.

     d. BENEFITS. During the Term, Executive shall be entitled to receive from the Company such health, pension, retirement and other employee benefits as the Company provides to other members of the executive management group. During the Term, the Company, at its expense, will provide Executive with term life insurance in the amount of Executive's annual Base Salary. During the Term, the Company, at its expense, will provide Executive with long-term disability coverage under a group long-term disability plan the Company provides other members of the executive management group.

     e. VACATION. Executive shall be entitled to two (2) weeks paid vacation for each Employment Year, prorated for any partial Employment
         Year. The Board of Directors in its discretion may increase Executive's vacation entitlement. The timing and duration of specific vacations will take into account the business needs of the Company and will be mutually agreed to by the parties. In the event any such vacation is not used by Executive in any Employment Year, the Executive has a right to accumulate and carry forward such number of unused vacation days from year to year as may be consistent with the Company's policy for other members of the executive management group. Upon termination of employment, all unused vacation time shall be paid to Executive.

     f. REIMBURSEMENT OF EXPENSES. The Company shall pay all reasonable expenses incurred by Executive in the performance of his duties and responsibilities for the Company. Executive shall submit to the Company statements and documentation reflecting such expenses incurred, with such detail, backup and confirmation as the Company may reasonably require. Subject to any audit Company deems necessary, the Company shall promptly reimburse Executive the full amount of any such expenses incurred by Executive.

     g. EQUITY INTEREST. Executive will receive a restricted membership interest of one percent (1.0%), or the economic equivalent thereof, in Gaming Holdings which Gaming Holdings is currently evaluating which may include, but not be limited to, a "profits only interest," "option," or "phantom stock" (collectively, "Equity"). Such Equity arrangement shall include the right to receive one percent (1%) of the distributions which are made to the holders of Gaming Holdings Common Membership Interests. When Gaming Holdings finalizes the
         Equity arrangement, the parties will amend this Agreement so that the Executive shall participate in such program substantially in the form previously presented to the Executive. Such Equity arrangement shall vest 1/3 on each anniversary of the Commencement Date as that upon the completion of the 3-year term of the Agreement, such Equity arrangement shall be fully vested. If Gaming Holdings does not create an Equity arrangement by the Operational Date, the parties will negotiate in good faith to establish a compensation arrangement in lieu of an Equity arrangement, which would have the same economic benefit to the Executive.

     h. AUTO ALLOWANCE. During the Term, the Company shall pay Executive an auto allowance of Five Hundred Dollars ($500) per month.

5. TERMINATION. This Agreement shall terminate in accordance with the following provisions:

     a. EXPIRATION OF THE TERM. Unless earlier terminated in accordance with the provisions hereof, this Agreement shall terminate on expiration of the term as provided in Section 2.

     b. DEATH. If the Executive dies during the Term, this Agreement shall terminate, with the Termination Date being the date of the Executive's Death.

     c. DISABILITY. If the Executive has been absent from service to the Company as required in this Agreement for a period of ninety (90) days or more during any one hundred eighty (180) day period during the Term as a result of any physical or mental disability, the Company has the right to terminate this Agreement, the Termination Date being ten (10) days after notice thereof is given to Executive.

     d. TERMINATION BY COMPANY FOR CAUSE. The Company has the right to terminate this Agreement for Cause as defined herein, the Termination Date being the date upon which the Company delivers notice thereof to the Executive. For purposes of this Agreement, Cause shall mean
         Executive's: (1) conviction of any felony; (2) embezzlement or misappropriation of money or property of the Company; (3) denial, rejection, suspension or revocation of any gaming license or permit;
         (4) Executive's material breach of section 6 hereof which material breach has an adverse impact on the Company; and (5) Executive quits his employment with the Company without Good Reason. Good Reason is defined as: (i) the assignment to Executive of duties materially inconsistent with his position and title without his consent; or (ii) a material reduction in Executive's duties, authorities and responsibilities without his consent; or (iii) a reduction by the Company in Executive's Base Salary, in effect immediately prior to such reduction, without his consent, provided Executive gives the Company written notice specifying such assignment or reduction and the Company has not cured or abated such assignment or reduction within twenty (20) days thereafter; or (iv) the Operational Date has not occurred within 365 calendar days from the Effective Date.

     e. TERMINATION BY COMPANY WITHOUT CAUSE OR TERMINATION BY EXECUTIVE WITH GOOD REASON OR UPON A CHANGE OF CONTROL. Subject to the provisions of
         Section 8(e), (i) the Company has the right to terminate this Agreement without Cause, (ii) the Executive has the right to terminate this Agreement for Good Reason and (iii) the Executive has the right to terminate this Agreement upon a Change of Control by giving the other party written notice thereof. In each case above, the Termination Date being the date upon which notice of termination is delivered by the terminating party to the other party. For purposes of this Agreement, a Change of Control shall be deemed to occur only if collectively the Sommer Family Trust and London Clubs International, plc, through their affiliates, own less than fifty percent (50%) of the membership interests of either Gaming Holdings or the Company.

6. EXECUTIVE'S COVENANTS. The Executive acknowledges that the Company and Gaming Holdings have substantial, legitimate and continuing interest in the protection of their business relationships with others including, without limitation, current and prospective employees, consultants, advisors, customers, vendors, suppliers, partners or joint venturers and financing sources, and in the protection of their Confidential Information and have invested substantial sums, time and effort and will continue to invest substantial sums, time and effort to develop, maintain and protect such relationships and Confidential Information. Accordingly, Executive covenants and agrees as follows:

     a. CONFIDENTIALLY. During the Term and thereafter, Executive shall keep secret and retain in strictest confidence and shall not, without the prior written consent of the Company or Gaming Holdings, furnish, make available or disclose to any third party or use for the benefit of himself or any third party any Confidential Information. Confidential Information is information related to or concerning Gaming Holdings, the Company and their businesses which is confidential, proprietary or not generally known to and cannot be readily ascertained through proper means by persons or entities (including Gaming Holdings' and the Company's present or future competitors), who can obtain any type of value from its disclosure or use. Confidential Information includes all secret, confidential or proprietary information, knowledge or data specifically relating to Gaming Holdings and the Company, such as, without limitation, finances and financing methods, sources, proposals or plans; operational methods; marketing or development proposals, plans or strategies; pricing strategies; business or property acquisition or development proposals or plans; new personnel acquisition proposals or plans; customer lists and any descriptions or data concerning current or prospective customers. While employed by the Company and in furtherance of the business and for the benefit of Gaming Holdings and the Company, Executive may provide Confidential Information as appropriate to attorneys, accountants, financial institutions, and other persons or entities engaged in business with the Company and to Executive's personal attorney and/or accountant to the extent necessary to advise Executive; provided, however, such individual(s) will be similarly bound to maintain the confidentiality of the information disclosed.

     b.  NON-COMPETITION.

         1) Executive covenants and agrees that he will not compete with the Company, its affiliates or subsidiaries at any time during the Term, or for one (1) year from the Termination Date upon a Termination by the Company for Cause under Section 5(d) (including Executive quitting without Good Reason under Section 5(d)(5)). Under this paragraph, Executive agrees that he will not, directly or indirectly, whether as employee, owner, partner, agent, director, officer, consultant, independent consultant or stockholder (except as the beneficial owner of not more than 2% of the outstanding shares of a corporation, any of the capital stock of which is listed on any national or regional securities exchange or quoted in the daily listing of over-the-counter market securities and, in each case, in which the Executive does not undertake any management or operational or advisory role) or in any other capacity, for his own account or for the benefit of any other person or entity, establish, engage, work for or be connected in any manner with any person or entity which is, at the time, engaged in a business which is in competition with the business of the Company (or any of its subsidiaries or affiliates); it being understood that for purposes of this Section 6(b), the business of owning, managing, operating or financing a casino or similar gaming activities in Clark County, Nevada, shall be deemed to be business in which the Company is engaged; provided, however, nothing herein prohibits Executive from a working for a competing business outside Clark County, Nevada.

         2) Notwithstanding anything to the contrary contained herein, Executive shall not be subject to the non-competition provisions of this Agreement, if this Agreement is terminated other than pursuant to the provisions of Section 5(d).

     c. EMPLOYEES OF THE COMPANY. For one (1) year following the Termination Date, Executive shall not, directly or indirectly, solicit, or cause others to solicit, for employment by any person or entity other than the Company, any employee of the Company or encourage any such employee to leave the employment of the Company.

     d. PROPERTY OF THE COMPANY. Executive acknowledges and agrees that all memoranda, notes, lists, records and other documents or papers, including copies thereof, containing or reflecting Confidential Information (whether or not such items are kept or stored in computer memories, microfiche, hard copy or any other manner) made or compiled by Executive or made available to Executive are and remain the property of the Company ("Company Property") and shall be delivered to the Company promptly upon any termination of this Agreement. Under Section 5 hereof, Executive shall retain no copies of Company Property following the Termination Date.

     e. REASONABLENESS AND SEVERABILITY OF COVENANTS. The Executive acknowledges and agrees that the Executive's covenants herein are necessary for the protection of the Company's legitimate interests, are reasonable and valid in duration and geographical scope, and in all other respects. If any court determines that any of the Executive covenants or any part thereof, invalid or unenforceable, the remainder of the restrictive covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions.

     f. BLUE-PENCILLING. If any court determines that any of the Executive's covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

7. NON-DISPARAGEMENT. Each of the parties agrees that after the Termination Date, neither shall, publicly or privately, disparage or make any statements (written or oral) that could impugn the integrity, acumen (business or otherwise), ethics or business practices of the other, except in each case, to the extent (but solely to the extent) necessary: (i) in any judicial or arbitral action to enforce the provisions of this Agreement; or (ii) in connection with any judicial or administrative proceeding to the extent required by applicable law.

8. EFFECT OF TERMINATION. The following provisions shall apply in the event of the termination of this Agreement as provided in Section 5 above, and neither party shall have any further liability or obligation to the other, except as provided herein:

     a. EXPIRATION OF TERM. Upon expiration of the term under Section 5(a) hereof, this agreement shall terminate and be of no further force and effect, except as provided in Sections 4(b)(ii), 6(a), 6(c), 6(d), 6(e), 6(f) and 7; provided that, subject to the provisions of Section 4(b)(ii), the Executive shall be entitled to such salary, bonus and benefits then accrued or vested to the Termination Date, and any expense reimbursement amounts accrued to the Termination Date;

     b. DEATH. Upon termination of this Agreement as provided in Section 5(b) hereof, this Agreement shall terminate and be of no further force and effect; provided, further, that the Company shall pay to Executive's estate any salary, bonus and benefits then accrued or vested to the Termination Date, and any expense reimbursement amounts accrued to the Termination Date;

     c. DISABILITY. Upon termination of this Agreement as provided in Section 5(c) hereof, this Agreement shall terminate and be of no further force and effect, except as provided in Sections 6(a), 6(c), 6(d), 6(e), 6(f) and 7; provided that Executive shall be entitled to such salary, bonus and benefits then accrued or vested to the Termination Date, and any expense reimbursement amounts accrued to the Termination Date;

     d. TERMINATION PURSUANT TO SECTION 5(d). Upon termination of this Agreement as provided in Section 5(d) hereof, this Agreement shall terminate and be of no further force and effect, except as provided in Sections 6 and 7; provided that Executive shall be entitled to such salary, bonus and benefits then accrued or vested to the Termination Date, and any expense reimbursement amounts accrued to the Termination Date;

     e. TERMINATION PURSUANT TO SECTION 5(e). Upon termination of this Agreement as provided in Section 5(e) hereof, this Agreement shall terminate and be of no further force and effect, except as provided in Sections 6(a), 6(c), 6(d), 6(e), 6(f) and 7; provided, further, that Executive shall be entitled to such salary, bonus and benefits including but not limited to health benefits and expense reimbursements to which Executive would have been entitled for the remainder of the Term or twelve (12) months, whichever is longer, as if there had been no earlier termination.

9.   GENERAL PROVISIONS.

     a. ASSIGNMENT. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, or the Company or Gaming Holdings without prior written consent of the other; provided, that (1) in the event of the Executive's Death during the Term, the Executive's estate and his heirs, executors, administrators, legatees and distributees shall have the rights and obligations set forth herein, as provided herein, and (2) nothing contained in this Agreement shall limit or restrict the Company's ability (A) to merge or consolidate or effect any similar transaction with any other entity, irrespective or whether the Company is the surviving entity (including a split up, spin off or similar type transaction), provided, that one or more of such surviving entities shall continue to be bound by the provisions hereof binding upon the Company, (B) to assign this Agreement in conjunction with a sale of all or substantially all of the Company's assets, or (C) an assignment of this Agreement to an affiliate controlled by or under common control with the Company. Gaming
         Holdings has the same rights and obligations under this Section as the Company.

     b. BINDING AGREEMENT. Except as otherwise provided in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the Executive, Gaming Holdings and the Company and their respective heirs, executors, administrators, legatees and distributees, successors and permitted assigns. Any such successor of the Company or Gaming Holdings shall be deemed substituted for the Company or Gaming Holdings under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all or the assets or business or the Company or Gaming Holdings and supercedes any prior understandings or agreements between the parties hereto.

     c. AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     d. SEVERABILITY. If, for any reason, any provision of this Agreement is determined to be invalid or unenforceable, such invalidity or lack of enforceability shall not affect any other provision of this Agreement not so determined to be invalid or unenforceable, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect, irrespective of such invalid or unenforceable provision. Gaming Holdings has the same rights and obligations under this Section as the Company.

     e. ENTIRE AGREEMENT. Except for those matters detailed in Section 4(f), this Agreement represents the entire agreement and understanding between the Company, Gaming Holdings and the Executive concerning the matters herein and supercede any prior understandings or agreements between the parties.

     f. INDEMNIFICATION. Notwithstanding the termination of this Agreement, the Company shall indemnify and hold Executive harmless to the full extent permitted by Chapter 86 of the Nevada Revised Statutes against costs, expenses, liabilities and losses, including reasonable attorney's fees and disbursements of counsel, incurred or suffered by him in connection with his service as an employee of the company during the Term of this Agreement.

     g. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (1) when delivered, if sent by telecopy or by hand, (2) one business day after sending, if sent by reputable overnight courier service, such as Federal Express, or (3) three business days after being mailed, if sent by United States certified or registered mail, return receipt requested, postage prepaid. Notices shall be sent by one of the methods described above; provided, that any notice sent by telecopy shall also be sent by any other method permitted above. Notices shall be sent:

           If to the Executive:  Thomas A. Lettero
                                 8704 Castle View Avenue
                                 Las Vegas, NV 89129

           If to the Company     Aladdin Gaming Holdings, LLC
           and/or Gaming         Aladdin Gaming, LLC
           Holdings:             831 Pilot Road
                                 Las Vegas, NV 89119
                                 Attn: Richard Goeglein

           With a copy to:       Aladdin Gaming Holdings, LLC
                                 Aladdin Gaming, LLC
                                 831 Pilot Road
                                 Las Vegas, Nevada 89119
                                 Attn: General Counsel

         or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     h. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Gaming Holdings has the same rights and obligations under this Section as the Company.

     i. INDULGENCES, ETC. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

     j. BINDING ARBITRATION. Except for an action by the company for injunctive or other equitable relief, any dispute or controversy arising under or in connection to this Employment Agreement shall be resolved through binding arbitration, conducted in Las Vegas, Nevada, in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitration award in any court of competent jurisdiction.

     k. HEADINGS. The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. Gaming Holdings has the same rights and obligations under this Section as the Company.

     l. NEUTRAL CONSTRUCTION. Each party to this Agreement has had the opportunity to retain counsel, and to review and participate in the drafting of this Agreement, and, accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting parties will not be employed or used in any interpretation of enforcement of this Agreement.

     m. GAMING LAW. Anything to the contrary herein notwithstanding, the parties hereto agree and acknowledge that they are subject to and that they shall comply in all respects with the gaming laws of the state of Nevada including the Nevada Gaming Control Act and the rules and regulations promulgated by the Nevada Gaming Commission and the Gaming Control Board. To the extent anything in this Agreement is inconsistent with any gaming laws or regulations, the gaming laws and regulations shall control.

     n. GOVERNING LAW. This Agreement has been executed and delivered in the state of Nevada, and its validity, interpretation, performance, and enforcement shall be governed by the laws of such state, without regard to principles of conflicts of laws.



                                       ALADDIN GAMING, LLC

                                       By: /s/ Richard J. Goeglein
                                          ------------------------------------
                                               Richard J. Goeglein
                                               President and Chief
                                               Executive Officer


                                       ALADDIN GAMING HOLDINGS, LLC

                                       By: /s/ Richard J. Goeglein
                                          ------------------------------------
                                               Richard J. Goeglein
                                               President and Chief
                                               Executive Officer

                                       EXECUTIVE

                                       /s/ Thomas A. Lettero
                                       ----------------------------------------
                                                   Thomas A. Lettero